                                                                    EXHIBIT 99.1

                          P R E S S   R E L E A S E

                              Contact:
                              David W. Wehlmann
(GREY WOLF LOGO)              Executive Vice President & Chief Financial Officer
--------------------------------------------------------------------------------

                                 AMEX SYMBOL: GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS - JANUARY 30, 2004, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2003

Houston, Texas, January 30, 2004 -- Grey Wolf, Inc. ("Grey Wolf" or the "Company") (AMEX-GW), reported a net income of $556,000, or $0.00 per share on a diluted basis, for the three months ended December 31, 2003, compared with a net loss of $9.1 million, or $0.05 per share on a diluted basis, for the fourth quarter of 2002. Revenues for the fourth quarter of 2003 were $84.3 million compared with revenues for the fourth quarter of 2002 of $61.4 million. For the year ended December 31, 2003, the Company reported a net loss of $30.2 million, or $0.17 per share on a diluted basis, compared to a net loss for 2002 of $21.5 million, or $0.12 per share on a diluted basis. Revenues for the year ended December 31, 2003 were $286.0 million compared with $250.3 million for the year 2002. Included in revenues for the fourth quarter and the year ended December 31, 2003 is $3.1 million from the sale of the Company's claim in bankruptcy, against a bankrupt customer, for revenues related to the early termination of a long-term contract. The net loss for the twelve months of 2003 includes approximately $8.5 million ($5.6 million after tax) in redemption premium and accelerated amortization of previously deferred financing costs on the portion of the 8 7/8% Senior Notes which were refinanced in the second quarter.

"In the fourth quarter of 2003, we experienced significant strength in our turnkey business, eliminated non-essential costs and improved dayrates and mobilization recoveries in our daywork business. We generated $19.3 million of operating margin in the fourth quarter which exceeded our guidance for the period by $8.8 million," commented Tom Richards, Chairman, President and Chief Executive Officer. "We enjoyed the best quarter ever in our turnkey business, which accounted for 20% of rig operating days and represented 49% of the Company's operating margin for the quarter. With dedicated engineering and operations talent, our turnkey services are creating solid growth opportunities in the most competitive drilling markets."

Mr. Richards continued, "The Company's year-over-year results were affected by the continued lag in deep drilling activity as well as the expiration of long-term drilling contracts signed at dayrates higher than those bid today. As 2003 progressed, however, we saw an improving trend in the number of bid requests in our markets as customers gained belief that natural gas prices are sustainable at attractive levels. We have also seen an improvement in leading edge bid rates, which are currently between $8,000 and $9,500 per day. We expect our results in 2004 to reflect the industry's improved fundamentals."


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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

               GREY WOLF, INC. - PRESS RELEASE - JANUARY 30, 2004

Grey Wolf averaged 62 rigs working in the third and fourth quarters of 2003 compared to 54 rigs working in the fourth quarter of 2002. The Company has averaged 63 rigs running to date in the first quarter of 2004.

Total operating margin for the fourth quarter of 2003 was $19.3 million compared with $11.0 million a year ago and $7.9 million for the third quarter of 2003. Operating margin consists of revenues less drilling operations expenses. Of the total operating margin for the fourth quarter, $9.5 million was attributable to turnkey business and $6.7 million to daywork. The remaining $3.1 million in operating margin resulted from the previously noted revenues from the early termination of a long-term contract. Grey Wolf exceeded its margin-per-day expectations without those revenues. Grey Wolf's operating margin per rig day in the fourth quarter of 2003 was $3,366, compared to $2,194 per rig day for the fourth quarter a year ago and $1,389 for the third quarter of 2003. The operating margin per rig day exclusive of revenues from the early termination of a long-term contract was $2,818 versus the $1,700 a day anticipated in guidance to investors for the fourth quarter of 2003. Daywork operating margin for the fourth quarter of 2003 was $ 2,132. Exclusive of the early termination revenues, daywork operating margin was $1,450 per day.

Capital expenditures were $5.3 million for the fourth quarter of 2003 and were $35.1 for the entire year. The Company currently has 80 marketed rigs and 22 cold-stacked rigs that can be deployed quickly with relatively little capital outlay. In addition, 15 inventory rigs are available for refurbishment and reactivation as demand dictates. Capital expenditures for 2004 are currently projected to be $27.0 million to $30.0 million, subject to the actual level of rig activity.

Based on currently anticipated levels of activity and dayrates, the Company expects to generate an operating margin of approximately $12.9 million, or $2,100 per rig day for the first quarter of 2004. Net loss per share is expected to be approximately $0.02 on a diluted basis, projecting an annual tax benefit rate of approximately 37%. The Company expects depreciation expense of approximately $12.9 million and interest expense of approximately $3.7 million in the first quarter of 2004.

Grey Wolf has scheduled a conference call February 2, 2004 at 9:00 a.m. CT to discuss fourth quarter 2003 results. The call will be webcast live on the internet through the Investor Relations page on the Company's website at:

                            HTTP://WWW.GWDRILLING.COM

To participate by telephone, call (800) 732-9370 domestically or (212) 346-6540 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21180768. A replay of the conference call will be available by telephone from 11:00 a.m. CT on February 2, 2004 until 11:00 a.m. CT on February 4, 2004. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21180768.


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--------------------------------------------------------------------------------
GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

               GREY WOLF, INC. - PRESS RELEASE - JANUARY 30, 2004

The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding demand for the Company's services, first quarter 2004 rig activity, dayrates and financial results, projected operating margins, projected operating margin per rig day, projected loss per share, projected annual tax benefit rate, the sufficiency of our capital resources and liquidity, depreciation, interest expense and capital expenditures in 2004. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 14, 2003 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of contract oil and gas land drilling services in the Ark-La-Tex, Gulf Coast, Mississippi/Alabama, South Texas, West Texas and Rocky Mountain regions with a total drilling rig fleet of 117.



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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

               GREY WOLF, INC. - PRESS RELEASE - JANUARY 30, 2004

                                                         Three Months Ended            Twelve Months Ended
                                                            December 31,                   December 31,
                                                       ------------------------      ------------------------
                                                         2003           2002           2003           2002
                                                       ---------      ---------      ---------      ---------
                                                     (In thousands, except per share amounts and operating data)
                                                                             (unaudited)
Revenues                                               $  84,255      $  61,376      $ 285,974      $ 250,260
Costs and expenses:
    Drilling operations                                   64,916         50,403        244,287        196,570
    Depreciation and amortization                         12,935         11,893         50,521         46,601
    Provision for asset impairment                            --          3,540             --          3,540
    General and administrative                             3,199          2,762         11,966         11,300
                                                       ---------      ---------      ---------      ---------
    Total costs and expenses                              81,050         68,598        306,774        258,011
                                                       ---------      ---------      ---------      ---------
Operating income (loss)                                    3,205         (7,222)       (20,800)        (7,751)
Other income (expense):
    Interest income                                          142            398            954          1,732
    Interest expense                                      (3,669)        (5,941)       (27,832)       (23,928)
    Gain on sale of assets                                    (9)             9             81            126
    Other                                                     --            (11)            14            128
                                                       ---------      ---------      ---------      ---------
    Other income (expense), net                           (3,536)        (5,545)       (26,783)       (21,942)
                                                       ---------      ---------      ---------      ---------
Income (loss) before income taxes                           (331)       (12,767)       (47,583)       (29,693)
Income taxes expense (benefit):
    Current                                                 (938)            --           (938)        (1,871)
    Deferred                                                  51         (3,647)       (16,445)        (6,346)
                                                       ---------      ---------      ---------      ---------
    Total income tax expense (benefit)                      (887)        (3,647)       (17,383)        (8,217)
                                                       ---------      ---------      ---------      ---------
Net income (loss) applicable to
    common shares                                      $     556      $  (9,120)     $ (30,200)     $ (21,476)
                                                       =========      =========      =========      =========

Basic and diluted net income (loss)
    per common share:                                  $    0.00      $   (0.05)     $   (0.17)     $   (0.12)
                                                       =========      =========      =========      =========
Weighted average common shares outstanding:
    Basic                                                181,283        181,028        181,210        180,936
                                                       =========      =========      =========      =========
    Diluted                                              182,773        181,028        181,210        180,936
                                                       =========      =========      =========      =========

Operating data for the periods:
    Number of operating days                               5,745          5,002         22,147         20,080
    Total revenues per day                             $  14,666      $  12,270      $  12,913      $  12,463
    Total operating margin per day                         3,366          2,194          1,882          2,674

    Daywork operating days                                 4,622          4,410         18,700         18,248
    Daywork revenues per day                           $  10,339      $   9,991      $   9,562      $  10,828
    Daywork operating margin per day                       2,132          1,667          1,106          2,364

    Turnkey operating days                                 1,123            592          3,447          1,832
    Turnkey revenues per day                           $  32,472      $  29,258      $  31,087      $  28,748
    Turnkey operating margin per day                       8,448          6,123          6,094          5,760

               GREY WOLF, INC. - PRESS RELEASE - JANUARY 30, 2004


                                                                 DECEMBER 31,                    DECEMBER 31,
                                                                     2003                            2002
                                                               -------------                    -------------
                                                                 (Unaudited)
                                                                               (In thousands)
CONDENSED BALANCE SHEET DATA:

Cash and cash equivalents                                      $      54,350                    $     113,899
Restricted cash                                                          749                              784
Other current assets                                                  64,560                           50,481
                                                               -------------                    -------------
     Total current assets                                            119,659                          165,164
Net property and equipment                                           404,278                          420,791
Other assets                                                           5,141                            4,668
                                                               -------------                    -------------
     Total assets                                              $     529,078                    $     590,623
                                                               =============                    =============

Total current liabilities                                      $      50,932                    $      50,811
Contingent convertible senior notes                                  150,000                               --
Senior notes                                                          84,898                          249,613
Other long term liabilities                                            4,115                            4,789
Deferred income taxes                                                 43,496                           60,152
Shareholders' equity                                                 195,637                          225,258
                                                               -------------                    -------------
     Total liabilities and equity                              $     529,078                    $     590,623
                                                               =============                    =============



                                                          Three Months Ended                    Twelve Months Ended
                                                              December 31,                           December 31,
                                                     -------------------------------        -------------------------------
                                                         2003                2002               2003                2002
                                                     -----------         -----------        -----------         -----------
                                                                                (Unaudited)
Number of Marketed Rigs                                   80                  71                 80                  71
                                                          ==                  ==                 ==                  ==
Average Rigs Working
     Ark-La-Tex                                           13                  11                 14                  13
     Gulf Coast                                           18                  15                 18                  15
     South Texas                                          23                  21                 22                  22
     Rocky Mountain                                        3                   2                  2                   2
     West Texas                                            5                   5                  5                   3
                                                         ---                 ---                ---                 ---
Total Average Rigs Working                                62                  54                 61                  55
                                                          ==                  ==                 ==                  ==




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